Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-158622) of U.S. China Mining Group, Inc. and the related prospectus of our report dated March 27, 2012 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of U.S. China Mining Group, Inc., filed as of March 30, 2012, for the year ended December 31, 2011.

Goldman Kurland and Mohidin, LLP
Encino, California
July 23, 2012